Exhibit 21.1

SUBSIDIARIES OF DOLLAR FINANCIAL CORP.

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

1100591 Alberta Ltd.	Alberta, Canada	656790 BC Ltd.	Money Mart
656790 BC Ltd.	British Columbia, Canada	DFG Canada, Inc.	Money Mart
Advance Canada Inc.	Alberta, Canada	DFG International, Inc.	N/A
Advance Canada Properties Inc.	Alberta, Canada	656790 BC Ltd.	N/A
A.E. Osborne & Sons Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A
Any Kind Check Cashing Centers, Inc.	Arizona	Dollar Financial Group, Inc.	N/A
Cash A Cheque (GB) Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A
Cash A Cheque Great Britain Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A
Cash A Cheque Holdings Great Britain Limited	England and Wales	Instant Cash Loans Ltd.	N/A
Cash A Cheque (South) Limited	England and Wales	Cash A Cheque (GB) Limited	N/A
Cash Centres Corporation Limited	England and Wales	Dollar Financial UK Limited	N/A
Cash Centres International Limited	England and Wales	Cash Centres Corporation Limited	N/A
Cash Centres Limited	England and Wales	Cash Centres Corporation Limited	The Money Shop
Cash Centres Retail Limited	England and Wales	Instant Cash Loans Limited	N/A
Cash Centres Scotland Limited	England and Wales	Cash Centres Limited	N/A
Cash Unlimited of Arizona, Inc.	Arizona	Moneymart, Inc.	Loan Mart Money Mart
C.C. Financial Services Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Check Mart of Florida, Inc.	Delaware	Dollar Financial Group, Inc.	Money Corner The Check Cashing Store The CCS Payment Store
Check Mart of Louisiana, Inc.	Louisiana	Dollar Financial Group, Inc.	Money Mart Loan Mart
Check Mart of New Mexico, Inc.	New Mexico	Dollar Financial Group, Inc.	Money Mart
Check Mart of Pennsylvania, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Money Mart

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

Check Mart of Texas, Inc.	Texas	Dollar Financial Group, Inc.	Money Mart Loan Mart Money Mart Payday Loans Checks Cashed Loan Mart Payday Loans
Check Mart of Wisconsin, Inc.	Wisconsin	Dollar Financial Group, Inc.	Money Mart/Payday Loans/Checks Cashed Money Mart
Cheque Changers Ltd.	England and Wales	International Paper Converters Limited	N/A
County Registers Limited	England and Wales	Cash Centres Limited	N/A
DFG Acquisition Services, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG Canada, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG International, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG World, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DMWSL 488 Limited	England and Wales	Dollar Financial UK Limited	N/A
Dealers’ Financial Services, LLC	Kentucky	Military Financial Services, LLC	Miles Program
Dealers’ Reinsurance Services Reinsurance Ltd.	Turks and Caicos Islands	Dealers’ Financial Services, LLC	N/A
Dollar Financial Australia Pty Ltd.	Australia	Dollar Financial UK Limited	N/A
Dollar Financial Group, Inc.	New York	Dollar Financial Corp.	N/A
Dollar Financial Insurance Corp.	Pennsylvania	Dollar Financial Group, Inc.	Inactive
Dollar Financial UK Limited	England and Wales	DFG World, Inc. (53.52% ownership) and National Money Mart Company (46.48% ownership)	N/A
E.A. Barker Limited	England and Wales	Nathan & Co (Birmingham) Limited	N/A
Express Finance (Bromley) Ltd	England and Wales	Instant Cash Loans Ltd.	Payday Express
Fast Cash Limited	England and Wales	Instant Cash Loans Ltd.	N/A
Financial Exchange Company of Ohio, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Money Mart

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

Financial Exchange Company of Pittsburgh, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Virginia, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart Almost A Banc
Instant Cash Loans Ireland Ltd	Ireland	DFG World, Inc.	The Money Shop
Instant Cash Loans Limited	England and Wales	Dollar Financial UK Limited	The Money Shop Castlebridge Credit Management Robert Biggar (Est 1830) Ltd. Duncanson & Edwards
International Paper Converters Ltd.	England and Wales	Instant Cash Loans Limited	N/A
Loan Mart of Oklahoma, Inc.	Oklahoma	Dollar Financial Group, Inc.	Loan Mart Money Mart
London Cash Exchange Limited	England and Wales	Instant Cash Loans Limited	N/A
Merchant Cash Express Limited	England and Wales	Dollar Financial UK Limited	Business Cash Advance
Military Financial Services, LLC	Delaware	DFG Acquisition Services, Inc.	N/A
Monetary Management Corporation of Pennsylvania, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
Monetary Management of California, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart/Loan Mart Loan Mart Payday Loans Money Mart LoanMartUSA.com
Monetary Management of Maryland, Inc.	Delaware	Dollar Financial Group, Inc.	Cash Advance USA American Payday Loans American Check Cashers Check Casher Cash Advance
Monetary Management of New York, Inc.	New York	Dollar Financial Group, Inc.	Inactive
Money Card Corp.	Alberta, Canada	656790 BC Ltd	N/A
Money Mart Canada Inc.	Alberta, Canada	656790 BC Ltd	Money Mart Insta Cheque
Money Mart CSO, Inc.	Texas	Dollar Financial Group, Inc.	N/A
Money Mart Express, Inc.	Utah	Dollar Financial Group, Inc.	Loan Mart
Moneymart, Inc.	Delaware	Dollar Financial Group, Inc.	Loan Mart Money Mart

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

MoneySupermarket z.o.o.	Poland	DFG World, Inc.	Money Now!
Nathan & Co (Birmingham) Limited	England and Wales	DMWSL 488 Limited	N/A
National Money Mart Company	Nova Scotia, Canada	DFG International, Inc.	Money Mart Insta Cheque
Nextwave Card Corp.	Alberta, Canada	Money Card Corp. (50% ownership)
Optima S.A.	Poland	DFG World, Inc. (76% ownership)	Optima
Pacific Ring Enterprises, Inc.	California	Dollar Financial Group, Inc.	Money Mart
Payday Express Limited f/k/a Cash Your Cheque Limited	England and Wales	Instant Cash Loans Ltd.	N/A
PD Recovery, Inc.	Pennsylvania	Dollar Financial Group, Inc.	N/A
Robert Biggar (ESTD. 1830) Limited f/k/a Lombard Guildhouse Limited	England and Wales	Cash Centres Limited	N/A
S & R Financial Limited	England and Wales	T.M. Sutton Limited	N/A
Suttons and Robertsons Limited	England and Wales	T.M. Sutton Limited	N/A
T.M. Sutton Limited	England and Wales	Nathan & Co (Birmingham) Limited	Sutton & Robertsons
We The People, LLC	Delaware	We The People USA, Inc.	We The People
We The People USA, Inc.	Delaware	Dollar Financial Group, Inc.	We The People